                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2) and related Prospectus of Protein Polymer Technologies, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the financial statements of Protein Polymer Technologies, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP


San Diego, California
June 22, 2000